Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 3 (the “Amendment”) to the employment agreement, dated as of June 1, 2010, as amended (the “Agreement”), by and among Aleris Switzerland GmbH, a Swiss limited liability company (together with its successors and assigns, the “Company”), Roeland Baan (also known legally as Roelof IJ. Baan, the “Executive”), and for purposes of acknowledging Section 2 only, Aleris Corporation, a Delaware corporation (formerly known as Aleris Holding Company) (together with its successors and assigns, the “Parent”, and together with the Company, “Aleris”).
WHEREAS, as of the Effective Date (as defined therein) of the Agreement, the Executive served the Company as Executive Vice President and Chief Executive Officer, Aleris Europe and was responsible for all business and operational activities for the European region;
WHEREAS, to better support Aleris’s operating structure and growth strategy and objectives, the Executive continued to serve the Company while his position, duties and responsibilities changed from time to time. From 2011 through 2013, the Executive served as Executive Vice President and Chief Executive Officer, Global Rolled and Extruded Products and was responsible for all business and operational activities with respect to the Global Rolled and Extruded Products business unit. From 2013 to the date hereof, the Executive serves as Executive Vice President and Chief Executive Officer, Europe and Asia Pacific and is responsible for all business and operational activities for the European and Asia Pacific regions;
WHEREAS, to better support Aleris’s Asia Pacific growth strategy and objectives, Aleris and the Executive desire to change the current position of the Executive to Executive Vice President and Chief Executive Officer, Rolled Products Asia Pacific where Executive will be responsible for all business and operational activities with respect to the Asia Pacific region;
WHEREAS, the Executive desires to accept the proposed change of his position and to consent to such change of position and assignment of altered duties and responsibilities for all purposes of the Agreement, in particular, also Section 3(c)(ii) of the Agreement;
WHEREAS, the parties desire to amend the Agreement to acknowledge the change of the Executive's position and the thereto related duties and responsibilities; and
NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.	Amendment.
The first sentence of Section 1 (a) of the Agreement is hereby deleted in its entirety and replaced by the following provision:
“The Company hereby agrees to continue to employ the Executive. Effective as of the date of Amendment No. 3 to the Agreement, the Executive shall be employed by the Company as Executive Vice President and Chief Executive Officer, Rolled Products Asia Pacific. In addition, the Executive will have management authority over the Company’s global aerospace commercial business and the Company’s global research and development function. The Executive hereby agrees to be employed in such position and to serve the Company in

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such capacity during the Employment Period (as defined in Section 3 hereof) upon the terms and conditions set out in this Agreement.”

2.	Consent.
The Executive hereby explicitly consents to his new position and the assignment of altered duties and responsibilities and for all purposes of the Agreement. For the avoidance of doubt, the Executive confirms that this consent qualifies as his valid written consent in accordance with Section 3 (c) (ii) of the Agreement.

3.	Other.
Except as amended hereby, the Agreement shall remain in force and effect.

4.	Effective Date.
This Amendment shall be effective and binding on the parties as of the date hereof.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the last date written below.

EXECUTIVE

/s/ Roeland Baan
Roeland Baan

Date: October 28, 2014

ALERIS SWITZERLAND GMBH

/s/ Christopher R. Clegg
Christopher R. Clegg
Managing Director

Date: October 30, 2014

ACKNOWLEDGED as to Section 2 only as of the date first written above.

ALERIS CORPORATION

/s/ Christopher R. Clegg
Christopher R. Clegg
Executive Vice President,
General Counsel & Secretary

Date: October 30, 2014

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